COACHMEN INDUSTRIES, INC.

2831 Dexter Drive • P.O. Box 3300 • Elkhart, Indiana 46515 • 574/262-0123 • Fax 574/262-8823

NEWS RELEASE

For immediate release Monday, October 29, 2007

COACHMEN INDUSTRIES, INC. ANNOUNCES THIRD QUARTER LOSS, PROGRESS TOWARDS PROFITABILITY

Elkhart, Ind. - Coachmen Industries, Inc. (NYSE: COA) today announced its financial results for the third quarter and nine months ended September 30, 2007.

“We are in the midst of the worst contraction in housing since the early 1990s.  Over the last few weeks, both Federal Reserve Chairman Ben Bernanke and Treasury Secretary Henry Paulson offered sobering assessments of the current housing slump which does not appear headed for a quick resolution,” commented Richard M. Lavers, President and Chief Executive Officer.  “Total single-family housing starts were down 30.8% in September.  However, we foresaw the weakness in the housing markets many months ago and redoubled our efforts pursuing major project opportunities, particularly in the military construction arena.  We are pleased that these efforts are bearing fruit.  In the RV market, wholesale unit shipments through August fell by 11.8%.  According to recent comments by Robert W. Baird, this is the twelfth consecutive month of towable declines at wholesale, while motorhome data has been choppy in 2007, with five months of declines and three months of growth.  The Conference Board’s Consumer Confidence Index fell to 99.8 in September, down from 105.6 in August and 110.2 at the beginning of the year.”

“Against this bleak backdrop of industry conditions, I am pleased that we made significant progress on many fronts in our efforts to return Coachmen to the black.  Our sales were down only 5% year-over-year, but our gross profit increased 30% to $7.8 million.  This was partially attributable to our efforts on strategic sourcing and our focus on quality, which began to show direct results with lower material and warranty costs in the quarter.  Operating costs will be further reduced by the consolidation of our Class A motorhome production that was largely completed as of the end of the third quarter, and

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Coachmen Industries, Inc. Announces Third Quarter Results

October 29, 2007

the consolidation of our towable production which should be completed in the current quarter.  We also previously announced that we would be closing our All American Homes facility in Ohio during the fourth quarter and moving that production to our facility in Indiana,” concluded Lavers.

Sales for the third quarter were $123.9 million, vs. $130.7 million reported for the same period last year, but gross profits increased to $7.8 million, or 6.2% of revenues from $6.0 million, or 4.6% of revenues in the third quarter of 2006.  Selling, general and administrative expenses decreased $0.6 million from last year, due primarily to reductions in employee expenses and the timing of the RV Group’s dealer seminar which occurred in second quarter of 2007, as opposed to the third quarter of 2006.  These reductions in costs were partially offset by increased professional services and legal fees relating to the Company’s efforts to recover damages caused by the sidewall lamination and camping trailer lift system issues of 2005.  Combined, these items drove a 32% reduction in pre-tax loss from continuing operations to $4.3 million from $6.4 million in the third quarter of 2006.  This improvement in pre-tax loss was driven by significant improvements in the RV Group’s performance offset by a significant drop in revenues and associated gross profit at the Housing Group.

At the bottom line, the Company reported a net loss from continuing operations of $4.3 million, or $0.28 per share, versus a net loss from continuing operations of $2.7 million, or $0.17 per share in the third quarter of 2006.  The difference in net loss from continuing operations was due mainly to the impact of income tax credits of $3.7 million in the third quarter of 2006 which were not present this year.  For the first nine months, revenues decreased 10% to $403.9 million from $448.6 million in the comparable period of 2006.  Net loss from continuing operations for the first nine months was $24.9 million, or $1.58 per share compared with $1.9 million or $0.12 per share last year.  Results for the nine months of 2007 include an impairment charge relating to goodwill at the RV Group of approximately $3.9 million, while results for the comparable period of 2006 include gains on the sale of assets, legal recoveries and income tax credits which combined to reduce the 2006 loss by approximately $12.6 million.

Recreational Vehicle Group

“During the third quarter, we began to see the early results of our actions taken over the last several quarters to reduce costs and improve margins.  We also continued to build upon our year-to-date wholesale and retail market share gains in rear diesel As, Cs, travel trailers and fifth wheels, remarkably while holding the line on discounts and incentives,” said Michael R. Terlep, President of the Coachmen RV Group.  “The Group’s margins improved substantially as all of our efforts in strategic sourcing and improved quality began to generate results.  We also held the line on operating costs during the quarter enabling us to reduce the RV Group’s pre-tax loss by over 40%.”

The Company’s Recreational Vehicle Group reported slightly increased sales of $91.8 million during the third quarter of 2007, up from the $90.5 million reported for the same period last year.  Gross margins for the RV Group increased 529% to $3.5 million, or 3.8% of revenues from $0.6 million, or 0.6% of revenues last year.  The increase in gross profit was driven by reduced discounting on 2008 model-year units, reduced material

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Coachmen Industries, Inc. Announces Third Quarter Results

October 29, 2007

costs and a decrease in warranty expenses.  The RV Group generated a pre-tax loss from continuing operations for the quarter of $4.2 million compared with a pre-tax loss of $7.0 million for the year-ago quarter.

Housing and Building Group

“The continued nationwide weakness in the housing market, growing concerns over the availability of mortgage financing and regional economic weakness all adversely affected the Housing Group’s performance in the third quarter,” commented Housing Group President Rick Bedell.  “The particularly severe weakness in the Midwest market prompted us to make the difficult decision to close our production facility in Zanesville, Ohio.  We continued to diversify our revenue base in the face of these troubled housing markets.  As mentioned, our initiatives in military construction are being rewarded.  During the quarter we completed the current phase of barracks at Ft. Bliss, and we are now making final preparations for the much larger Ft. Carson project, which should begin late in the fourth quarter.  We are in the process of preparing proposals for several other military projects and we are confident we will be awarded additional projects in 2008.  Of course, we also continue to look for new and innovative ways to bolster our core home business, while also exploring other new areas for growth outside of our traditional base,” concluded Bedell.

For the quarter, the Housing Group reported sales of $32.1 million, down 20.3% from $40.2 million in the third quarter of 2006 due entirely to the continued weakness in the single-family housing market.  Though daunting, this decrease in sales compares favorably to the 25.2% industry decline in housing starts year-to-date.  With the lower sales level, gross profit margin decreased to $4.3 million, or 13.3% of sales from $5.4 million, or 13.5% of sales in the third quarter of 2006.  The lower gross margin was due to reduced operating efficiencies resulting from lower capacity utilization rates.  Operating expenses fell to $4.9 million from $5.1 million last year due in large part to lower variable expenses associated with the decrease in revenues.  On these dramatically reduced sales, the Housing Group generated a pre-tax loss of $0.7 million, compared with a pre-tax profit of $0.3 million for the year-ago quarter.

Coachmen Industries will conduct a conference call to discuss its financial results in this release at 10:00 a.m. (Eastern Time), Tuesday, October 30, 2007.  Members of the news media, investors and the general public are invited to access a live broadcast of the conference call over the internet at www.earnings.com.  The online replay will be available at approximately 12:00 p.m. (Eastern Time) and continue for 30 days.

Coachmen Industries, Inc. is one of America’s leading manufacturers of recreational vehicles, systems-built homes and commercial buildings, with prominent subsidiaries in each industry.  The Company’s well-known RV brand names include COACHMEN®, GEORGIE BOY™, SPORTSCOACH® and VIKING®.  Through ALL AMERICAN HOMES®, Coachmen is one of the nation’s largest producers of systems-built homes, and also a major builder of commercial structures with its ALL AMERICAN BUILDING SYSTEMS™ products.  Coachmen Industries, Inc. is a publicly held company with stock listed on the New York Stock Exchange (NYSE) under the ticker COA.

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Coachmen Industries, Inc. Announces Third Quarter Results

October 29, 2007

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned not to place undue reliance on forward-looking statements, which are inherently uncertain.  Actual results may differ materially from that projected or suggested due to certain risks and uncertainties including, but not limited to, the potential fluctuations in the Company’s operating results, increased interest rates the availability for floorplan financing for the Company’s recreational vehicle dealers and corresponding availability of cash to Company, uncertainties and timing with respect to sales resulting from recovery efforts in the Gulf Coast, uncertainties regarding the impact on sales of the disclosed restructuring steps in both the recreational vehicle and housing and building segments, the ability of the company to generate taxable income in future years to utilize deferred tax assets and net operating loss carry-forwards available for use, the impact of performance on the valuation of intangible assets, the availability and the price of gasoline, price volatility of raw materials used in production, the Company’s dependence on chassis and other suppliers, the availability and cost of real estate for residential housing, the supply of existing homes within the company’s markets, the impact of home values on housing demand, the impact of sub-prime lending on the availability of credit for the broader housing market, the ability of the Housing and Building Group to perform in new market segments where it has limited experience, adverse weather conditions affecting home deliveries, competition, government regulations, legislation governing the relationships of the Company with its recreational vehicle dealers, dependence on significant customers within certain product types, consolidation of distribution channels in the recreational vehicle industry, consumer confidence, uncertainties of matters in litigation, further developments in the war on terrorism and related international crises, oil supplies, and other risks identified in the Company’s SEC filings.

For more information:

     Colleen Zuhl

Jeffery A. Tryka, CFA

     Chief Financial Officer

Director of Planning and Investor Relations

     574-262-0123

574-262-0123

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Coachmen Industries, Inc. Announces Third Quarter Results

October 29, 2007

Coachmen Industries, Inc.

Consolidated Statements of Operations

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Net sales	$ 123,854	$ 130,715	$ 403,861	$448,590

Gross profit - $	7,758	5,981	15,179	20,464
Gross profit - %	6.2%	4.6%	3.8%	4.6%

GS&A - $	12,130	12,746	37,093	31,349
GS&A - %	%	9.8%	9.2%	7.0%

Goodwill impairment - $	-	-	3,872	-
Goodwill impairment - %	0.0%	0.0%	1.0%	0.0%

Gain on sale of property - $	(143)	(291)	(610)	(6,340)
Gain on sale of property - %	(0.1)%	(0.2)%	(0.2)%	(1.4)%

Operating loss - $	(4,229)	(6,474)	(25,176)	(4,545)
Operating loss - %	(3.4)%	(5.0)%	(6.2)%	(1.0)%

Other (income) expense	114	(78)	733	554

Pre-tax loss from continuing operations - $	(4,343)	(6,396)	(25,909)	(5,099)
Pre-tax loss from continuing operations - %	(3.5)%	(4.9)%	(6.4)%	(1.1)%

Tax expense/(credit)	1	(3,663)	(994)	(3,249)

Net loss from continuing operations	(4,344)	(2,733)	(24,915)	(1,850)

Loss from discontinued operations (net of taxes)	-	(152)	-	(657)
Gain/(loss) on sale of discontinued operations (net of taxes)	-	(631)	-	2,205

Net loss	(4,344)	(3,516)	(24,915)	(302)

Earnings/(loss) per share - basic and diluted
Continuing perations	(0.28)	(0.17)	(1.58)	(0.12)
Discontinued operations	-	(0.05)	-	0.10
Net loss per share	(0.28)	(0.22)	(1.58)	(0.02)

Weighted average shares outstanding
Basic	15,736	15,634	15,725	15,664
Diluted	15,736	15,634	15,725	15,664

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Coachmen Industries, Inc. Announces Third Quarter Results

October 29, 2007

Coachmen Industries, Inc.

Condensed Consolidated Balance Sheets

(In Thousands)

(Unaudited)

ASSETS	September 30,	December 31,
Current Assets	2007	2006

Cash and cash equivalents	$3,109	$2,651
Accounts receivable	24,133	25,874
Inventories	70,441	83,511
Refundable income taxes	2,912	10,820
Prepaid expenses and other	7,322	6,289
Assets held for sale	-	288

Total Current Assets	107,917	129,433

Property, plant & equipment, net	54,263	57,018
Goodwill	12,993	16,865
Cash value of life insurance, net of loans	34,123	31,119
Note receivable	6,169	6,269
Other	2,291	2,430

Total Assets	$217,756	$243,134

LIABILITIES & SHAREHOLDERS' EQUITY	September 30,	December 31,
Current Liabilities	2007	2006
ST borrowings & current portion of LT debt	$8,344	$10,361
Accounts payable, trade	26,176	16,998
Floor plan notes payable	3,774	4,156
Accrued income taxes	15	18
Other accruals	30,213	35,116
Total Current Liabilities	68,522	66,649

Long-term debt	3,627	3,862
Postretirement deferred compensation benefits	7,815	7,768
Deferred income taxes	2,865	4,524
Other	26	-
Total Liabilities	82,855	82,803

Shareholders' Equity	134,901	160,331

Total Liabilities and Shareholders' Equity	$217,756	$243,134

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Coachmen Industries, Inc. Announces Third Quarter Results

October 29, 2007

Coachmen Industries, Inc.

Condensed Consolidated Statements of Cash Flows

(In Thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2007	2006

Net loss	$(24,915)	$(302)
Depreciation	4,389	4,869
Deferred income tax provision (benefit)	(1,659)	1,641
Goodwill impairment charge	3,872	-
Changes in current assets and liabilities	24,024	(4,513)
Net Cash Provided by Operations	5,711	1,695

Net Cash Provided by/(Used in) Investing Activities	(1,790)	18,931

Net repayments	(2,634)	(9,865)
Net issuance of stock	115	63
Dividends paid	(944)	(1,876)
Net Cash Used in Financing Activities	(3,463)	(11,678)

Increase in Cash and Cash Equivalents	458	8,948

Beginning of period cash and cash equivalents	2,651	2,780

Ending of Period Cash and Cash Equivalents	$3,109	$11,728

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Coachmen Industries, Inc. Announces Third Quarter Results

October 29, 2007

Coachmen Industries, Inc.

Quarterly Segment Data

(In Thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Sales
Recreational Vehicle	91,778	90,490		321,454
Housing	32,076	40,225	96,703	127,136
Total	123,854	130,715	403,861	448,590

Gross Profit
Recreational Vehicle	$ 3,501	$ 557	$ 2,566	$ 3,141
Housing	4,257	5,424	12,613	17,322
Other	-	-	-	1
Total	$ 7,758	$ 5,981	$ 15,179	$ 20,464

Gross Profit Percentage
Recreational Vehicle	3.8%	0.6%	0.8%	1.0%
Housing	13.3%	13.5%	13.0%	13.6%
Total	6.3%	4.6%	3.8%	4.6%

Operating Expenses
Recreational Vehicle	$ 7,758	$ 7,833	$ 27,011	$ 18,091
Housing	4,907	5,079	14,944	14,378
Other	(678)	(457)	(1,600)	(7,460)
Total	$ 11,987	$ 12,455	$ 40,355	$ 25,009

Operating Expense Percentage
Recreational Vehicle	8.5%	8.7%	8.8%	5.6%
Housing	15.3%	12.6%	15.5%	11.3%
Total	9.7%	9.5%	10.0%	5.6%

Operating Income/(Loss)
Recreational Vehicle	$ (4,257)	$ (7,276)	$ (24,445)	$ (14,950)
Housing	(650)	345	(2,331)	2,944
Other	678	457	1,600	7,461
Total	$ (4,229)	$ (6,474)	$ (25,176)	$ (4,545)

Pre-Tax Income/(Loss) from Continuing Operations
Recreational Vehicle	$ (4,156)	$ (7,003)	$ (24,471)	$ (15,028)
Housing	(690)	255	(2,271)	2,843
Other	503	352	833	7,086
Total	$ (4,343)	$ (6,396)	$ (25,909)	$ (5,099)

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